Exhibit 99.1
Joint Filer Information
Name:  James Healy
Address: 850 Oak Grove Avenue, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol: Amarin Corporation plc (AMRN)
Date of Event Requiring Statement:  01/01/11
Name:  Michael Powell
Address: 850 Oak Grove Avenue, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol: Amarin Corporation plc (AMRN)
Date of Event Requiring Statement:  01/01/11
Name:  Eric Buatois
Address: 850 Oak Grove Avenue, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol: Amarin Corporation plc (AMRN)
Date of Event Requiring Statement:  01/01/11
Name:  Sofinnova Management VII, LLC
Address: 850 Oak Grove Avenue, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol: Amarin Corporation plc (AMRN)
Date of Event Requiring Statement:  01/01/11
Name:  Sofinnova Venture Partners VII, L.P.
Address: 850 Oak Grove Avenue, Menlo Park, CA 94025
Designated Filer:  James Healy
Issuer and Ticker Symbol: Amarin Corporation plc (AMRN)
Date of Event Requiring Statement:  01/01/11